Exhibit 99.1

PRESS RELEASE 10/15/2004

Sovereign Bank Announces New England Market Leadership

- Kevin E. Flaherty to lead Connecticut and Western Massachusetts
- William P. Hourihan to lead Nantucket and Martha’s Vineyard
- Steven J. Issa to lead Rhode Island
- Richard D. Lund to lead New Hampshire
- Patrick J. Sullivan to lead Massachusetts

BOSTON, Oct. 15 /PRNewswire-FirstCall/ — Joseph P. Campanelli, president and chief operating officer of Sovereign Bank’s New England Division, today announced the appointment of chief executive officers and presidents for five markets in the New England region. The region encompasses Connecticut, Massachusetts, New Hampshire and Rhode Island. The appointments will become effective beginning in January 2005. As previously announced, Mr. Campanelli will become Chief Executive Officer of the New England division in January 2005.

The new leaders and their respective markets are part of a realignment to better serve local markets with local decision-makers, while offering the products and services that are normally only available at a large bank. The bank will be divided into five markets each in the New England and Mid- Atlantic regions.

A CEO or President will manage each market. These individuals will be responsible for all business growth in their area, as well as providing leadership to team members and the community.

“This realignment is intended to give more authority to our leadership in local markets so that they can be more responsive to the wants and needs of our customers,” said Campanelli, whose responsibilities will expand in January 2005 to include all retail banking in addition to commercial banking that he now oversees.

Campanelli added that the restructure is intended to combine management of retail and commercial operations to provide stronger integrated services. It is not a change in strategy, he said, but rather the next step in deepening Sovereign’s commitment to providing exceptional customer experiences every day.

He noted that the individuals who were selected to serve as CEOs and Presidents are all seasoned banking executives who have a broad range of experience.

“These individuals have a clear understanding of our mission, vision, values and strategy,” Campanelli said. “Their strong local business connections and commitment to the community will solidify our presence in the markets we serve.”

New England Markets and Market Leadership Team:

— Kevin E. Flaherty, Market President, Connecticut and Western Massachusetts

A 27-year banking veteran, Flaherty joined Sovereign Bank in 2000 as market manager for commercial banking in Connecticut and Western Massachusetts. Prior to joining Sovereign, Flaherty held a variety of managerial positions at BankBoston and State Street Bank. He began his banking career at Connecticut Bank & Trust.

An active member of the community, he is involved in a number of non- profit and business associations, including the Finance Committee and Campaign Cabinet of the United Way of the Capital Area, Habitat for Humanity, and the Metro Hartford Alliance and Economic Development Council. A resident of West Hartford, Conn., Flaherty holds a B.A. in economics and an M.B.A. in finance from the University of Connecticut.

— William P. Hourihan, Jr., Market Chief Executive Officer, Nantucket and Martha’s Vineyard

Bill Hourihan began his 33-year banking career with Nantucket Bank. During that time he held a variety of positions, including treasurer and senior lender, and most recently as Nantucket Bank’s chief executive officer. Nantucket Bank was a bank subsidiary of Seacoast Financial Services Corporation, which Sovereign acquired on July 23, 2004.

Hourihan is very involved in the Nantucket community and serves on several committees, including the School Committee and Zoning Board of Appeals. He also donates his time to the Nantucket Boys and Girls Club and the Nantucket Cottage Hospital. Mr. Hourihan received his master’s degree from Babson College in Wellesley, Mass., and bachelor’s degree from the University of Massachusetts in Boston. He currently lives on Nantucket.

— Steven J. Issa, Market Chief Executive Officer, Rhode Island

Steve Issa has been in the banking industry for 27 years. He joined Sovereign in 1998, serving as Regional President and Managing Director for the Rhode Island and Southeastern Massachusetts commercial banking group. In addition he oversees the bank’s precious metals unit, asset-based and specialized lending groups for Rhode Island, as well as the New England commercial real estate group. Prior to joining Sovereign, Issa served in a variety of executive positions with FleetBoston Financial and Shawmut Bank. He began his banking career in 1977 with Old Stone Bank in Providence, Rhode Island.

Issa is an active member of Rhode Island’s community, serving on the boards of the Greater Providence Chamber of Commerce, Cumberland Boys and Girls Club, Community College of Rhode Island Alumni Foundation, Business Development Company of Rhode Island, and the Governor’s Commodore Advisory Committee. A native of Rhode Island, he holds an undergraduate degree and an M.B.A. from Bryant University in Smithfield, RI. He resides in Cumberland, Rhode Island.

— Richard D. Lund, Jr., Market President, New Hampshire

With more than 20 years’ experience in the banking industry, Rick Lund has held a variety of management positions with New Hampshire banking institutions. Lund joined Sovereign in 2003 as president of Sovereign’s commercial banking activities in New Hampshire. Previously, he worked for Farmington National Bank as President and CEO, and First New Hampshire Bank.

Lund is involved in a number of professional and community organizations, including the New Hampshire Bankers Association, Chairman of Chapters Division Council, Frisbie Memorial Hospital, United Way and Junior Achievement. A resident of Dover, New Hampshire, he holds a B.A. in economics from Colby College in Waterville, Maine.

— Patrick J. Sullivan, Market Chief Executive Officer, Massachusetts

Pat Sullivan has 27 years of experience in banking and financial services in New England. Sullivan joined Sovereign in 2000 to oversee the bank’s commercial banking activities in Massachusetts, as well as specialty lending groups consisting of franchise and restaurant lending, healthcare and education, sports and media, transportation, and energy and utilities. Prior to joining Sovereign, he served as President and Chief Executive Officer of Howard Bank in Burlington, Vermont. Sullivan also previously served as the senior lending officer at First New Hampshire Banks, a Bank of Ireland subsidiary.

His board affiliations include the Turnaround Management Association, Commercial Finance Association, Massachusetts Business Development Corporation, and the Entrepreneurial Institute. Sullivan is also involved in a number of community organizations, including the Salvation Army, Jimmy Fund, and United Way. A resident of Westford, Mass., he holds a B.S. and M.B.A. from Bryant University in Smithfield, Rhode Island.

In the coming weeks, Sovereign will be appointing individuals to fill other key leadership positions within each market.

About Sovereign Bank

Sovereign Bancorp, Inc. (“Sovereign”) (NYSE: SOV) is the parent company of Sovereign Bank, pro forma, a $60 billion financial institution with more than 650 community banking offices, over 1,000 ATMs and approximately 9,500 team members in Connecticut, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania and Rhode Island. In addition to full-service retail banking, Sovereign offers a broad array of financial services and products including business and corporate banking, cash management, capital markets, trust and wealth management and insurance. Pro forma for pending acquisitions, Sovereign is the 18th largest banking institution in the United States. For more information on Sovereign Bank, visit
http://www.sovereignbank.com or call 1-877-SOV-BANK.

Note:

This press release contains statements of Sovereign’s strategies, plans and objectives for 2004 and beyond. These statements constitute forward- looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the strategies, plans and objectives discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; Sovereign’s ability in connection with any acquisition to complete such acquisition and to successfully integrate assets, liabilities, customers, systems and management personnel Sovereign acquires into its operations and to realize expected cost savings and revenue enhancements within expected time frame; the possibility that expected one- time merger-related charges are materially greater than forecasted or that final purchase price allocations based on the fair value of acquired assets and liabilities and related adjustments to yield and/or amortization of the acquired assets and liabilities at any acquisition date are materially different from those forecasted; other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations, integrations, pricing, products and services; and Sovereign’s ability to realize the anticipated benefit of the realignment, including customer and general marketplace acceptance, performance of management personnel and any short- or long-term impact on financial condition results of operations and cash flows.

SOURCE Sovereign Bank